US-LEGAL-12437173/6 174008-0004 WARRANT TERMINATION AGREEMENT THIS WARRANT TERMINATION AGREEMENT (this “Agreement”) is made as of this 18th day of December, 2023, by and between Clever Leaves Holdings Inc. (the “Company” or “Clever Leaves”), a corporation organized under the laws of British Columbia, Canada, and Schultze Master Fund Ltd., a Cayman Islands exempted company (“Master Fund”). WHEREAS, Schultze Special Purpose Acquisition Sponsor, LLC (the “Sponsor”), a Delaware limited liability company majority owned by Master Fund, was previously issued 4,900,000 warrants (the “Warrants”) to purchase common shares, without par value (the “Common Shares”) of Clever Leaves, with each Warrant entitling the Sponsor to purchase 1/30th of a Common Share at an exercise price of $11.50 per Warrant (or $345.00 per Common Share), which reflects the reverse share split effected by the Company at approximately 5:00 p.m. Eastern Time August 24, 2023, in accordance with the terms of the warrant agreement dated as of December 10, 2018, as amended ( the “Warrant Agreement”). WHEREAS, the Sponsor transferred the Warrants to Master Fund on or about June, 2023. NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows: 1. Termination of the Warrant. As of the date hereof, the Warrants held by Master Fund are hereby canceled and terminated and are null and void and of no further effect. The parties hereto agree that no provision of the Warrant shall survive termination and no party hereto shall hereafter have any liabilities, rights, duties or obligations to the other party under or in connection with such Warrant. This Agreement does not amend or terminate the Warrant Agreement, nor does it amend or terminate that certain Waiver of Certain Rights, dated as of February 2, 2022, between the Sponsor and the Company, other than to the extent they relate to the termination of the Warrants. 2. Right to Enforce. The parties hereto shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the parties hereto may have for a breach of this Agreement. 3. Governing Law; Consent to Jurisdiction. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. 4. Authorization; Enforceability. The Company hereby represents and warrants to Master Fund and Master Fund hereby represents and warrants to the Company that it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to provide the representations and warranties under this Agreement and all necessary action has been duly and validly taken by such party to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except that enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general equitable principles (whether applied in a proceeding in law or equity). 5. Binding Effect; Inurement. The Master Fund agrees that this Agreement shall be binding on it and its successors and assigns. 6. Counterparts. This Agreement may be executed in two counterparts, which taken together shall constitute

US-LEGAL-12437173/6 one instrument. Signed facsimile counterparts to this Agreement or signed counterparts delivered in .pdf or other electronic format shall be acceptable and binding and treated in all respects as having the same effect as an original signature.

US-LEGAL-12437173/6 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of December, 2023. SCHULTZE MASTER FUND LTD. By: /s/ George J. Schultze Name: George J. Schultze Title: Director CLEVER LEAVES HOLDINGS INC. By: /s/ Henry R. Hague, III Name: Henry R. Hague, III Title: Chief Financial Officer